UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona
85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 25, 2013, the Board of Directors of Grand Canyon Education, Inc. (the “University”) appointed Sara R. Dial to its corporate Board of Directors for a term expiring at the 2014 annual meeting of stockholders, or until her respective successor is elected or qualified or until her earlier resignation or removal.

Ms. Dial was previously a member of the board of trustees at Seattle Pacific University. Ms. Dial has served as President and CEO of Sara Dial & Associates, an economic development consulting firm specializing in site selection and government relations since 1996. She has recently led high profile economic development initiatives in Arizona including the creation and implementation of a multi-jurisdictional urban revitalization model, the “Discovery Triangle” and the restructuring of Arizona’s statewide economic development organization under Governor Janice Brewer, resulting in the creation of the agency now known as the Arizona Commerce Authority. From 2002 through 2003, Ms. Dial also served as the Chief Executive of Social Venture Partners Arizona, a philanthropic foundation using a venture capital approach to giving. In 2004, Ms. Dial was elected as Chairman of the Board of Social Venture Partners Arizona. In 1993, the Arizona State Senate unanimously confirmed Ms. Dial as director of the Arizona Department of Commerce. From 1991-1993, Ms. Dial was the finance director at the Arizona Department of Commerce. Prior to her work in the public sector, Ms. Dial worked in the investment banking industry at Rauscher Pierces Refsnes, Boettcher and Company and Kemper Securities Group, focusing on municipal finance. Ms. Dial is a graduate of Stanford University with a Bachelor of Arts degree in international relations.

In connection with her appointment as a director, the University has entered into an indemnification agreement with Ms. Dial (a form of which is filed as Exhibit 10.21 to Amendment No. 2 to our Registration Statement on Form S-1, filed September 29, 2008). As a non-employee director of the University, Ms. Dial received an initial award of restricted stock under the Company’s 2008 Equity Incentive Plan valued at $20,000 as of the date of grant on March 26, 2013, which will vest on March 26, 2014, subject to accelerated vesting in the event of a change in control. For serving on the Board of Directors, Ms. Dial will receive an annual retainer of $40,000 in cash and an award of restricted stock under the 2008 Equity Incentive Plan valued at $60,000 as of the date of the University’s 2013 annual meeting of stockholders. The non-employee director restricted stock grants are made after the University’s annual meeting of stockholders each year and vest on the earlier of the one year anniversary of the date of grant or immediately prior to the following year’s annual meeting of stockholders, subject to acceleration in the event of a change in control. The University reimburses all of its directors for reasonable expenses incurred to attend board meetings.

Except as set forth above, Ms. Dial was not appointed pursuant to any arrangement or understanding with any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: March 28, 2013	By:	/s/ Daniel E. Bachus
Daniel E. Bachus Chief Financial Officer (Principal Financial and Principal Accounting Officer)